Calculation of Filing Fee Tables
F-3
Nebius Group N.V.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A Ordinary Shares, nominal value EUR0.01	457(r)				0.0001531
Fees to be Paid	2	Other	Warrants	457(r)				0.0001531
Fees to be Paid	3	Debt	Debt Securities	457(r)				0.0001531
Fees to be Paid	4	Other	Subscription Rights	457(r)				0.0001531
Fees to be Paid	5	Other	Units	457(r)				0.0001531
Fees to be Paid	6	Equity	Class A Ordinary Shares, nominal value EUR0.01	457(a)	33,333,334	$ 22.125	$ 737,500,014.75	0.0001531	$ 112,911.25
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 737,500,014.75		$ 112,911.25
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 112,911.25
Offering Note
[1]	Note 1.a An unspecified aggregate initial offering amount or number of the securities of each identified class is being registered as may from time to time be offered by Nebius Group N.V. (the "Registrant") or sold by selling securityholders, if and as allowed, at unspecified prices, along with an indeterminate amount or number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered hereunder. Note 1.b In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the Registrant is deferring payment of the registration fee in connection with such securities offered hereby, and the Registrant will pay "pay-as-you-go registration fees" in accordance with Rules 456(b) and 457(r) under the Securities Act with respect to those securities.

[2]	See offering note 1.

[3]	See offering note 1.

[4]	See offering note 1.

[5]	See offering note 1.

[6]	Note 6.a Represents the Registrant's class A ordinary shares that will be offered for resale by the selling shareholders pursuant to the prospectus to which this exhibit is attached. Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of additional shares of common stock as may be issuable as a result of stock splits, stock dividends or similar transactions with respect to the shares being registered hereunder. Note 6.b Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act, and based upon the average of the high and low prices of the Registrant's class A ordinary shares as reported on the Nasdaq Global Select Market on April 30, 2025.